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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 _______________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 18, 2004

                                 CRDENTIA CORP.
             (Exact name of Registrant as Specified in its Charter)


         DELAWARE                     0-31152                    76-0585701
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)

              14114 DALLAS PARKWAY, SUITE 600, DALLAS, TEXAS 75254
               (Address of principal executive offices) (Zip Code)
                                 (972) 850-0780
              (Registrant's telephone number, including area code)

              ____________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.    OTHER EVENTS.

         On May 18, 2004, we, Crdentia Corp., and MedCap Partners LP ("MedCap") entered into a Stock Purchase Agreement pursuant to which we and MedCap agreed to purchase an aggregate of 1,766,014 shares of our common stock from certain of our stockholders. Under the Stock Purchase Agreement, MedCap purchased 1,016,014 shares of common stock for $762,010.50 on May 18, 2004 The remaining 750,000 shares of common stock were delivered to an escrow agent. These shares will be released from escrow as follows: (i) beginning on July 1, 2004 and continuing on the first day of each month through and including June 1, 2005, we, or our assign(s), shall pay $31,250 to the escrow agent, and the escrow agent shall cause 31,250 shares to be transferred to us or our assign(s); and (ii) beginning on July 1, 2005 and continuing on the first day of each month through and including June 1, 2006, we, or our assign(s), shall pay $46,875 to the escrow agent, and the escrow agent shall cause 31,250 shares to be released to us or our assign(s). The escrow agent shall distribute funds received from us, or our assign(s), to the stockholders who are parties to the Stock Purchase Agreement. A copy of the Stock Purchase Agreement is attached as Exhibit 10.1 to this report.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (c)    EXHIBITS.

                  10.1 Stock Purchase Agreement dated May 18, 2004 by and among Crdentia Corp., MedCap Partners L.P. and the parties listed on the Schedule of Stockholders attached thereto as Exhibit A.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                           CRDENTIA CORP.




    Date:  May 20, 2004                    /S/ WILLIAM S. LEFTWICH
                                           -------------------------------------
                                           By:  William S. Leftwich,
                                           Chief Financial Officer and Secretary




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                                  EXHIBIT INDEX



EXHIBIT NO.                      DESCRIPTION
-----------                      -----------

10.1 Stock Purchase Agreement dated May 18, 2004 by and among Crdentia Corp., MedCap Partners L.P. and the parties listed on the Schedule of Stockholders attached thereto as Exhibit A.